SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 14, 2011

(Date of earliest event report)

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington 98063-9777

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
SIGNATURES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C., 20549

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On April 14, 2011, the Board of Directors authorized the Company to file amendments to the Weyerhaeuser Company’s Articles of Incorporation previously approved by the Company’s shareholders. The amendment revises Article IX to allow shareholders to call special meetings.

Article IX of the Company Articles of Incorporation is deleted in its entirety and replaced with the following text:

ARTICLE IX

Except as otherwise required by law and subject to the rights of the holders of any class of shares having a preference over the common shares as to dividends or upon liquidation, special meeting of shareholders of the corporation may be called by (i) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors or (ii) upon the written request of the holders of at least 25% of the outstanding voting stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting in accordance with the requirements set forth in the Bylaws of the corporation.

On April 14, 2011, the Company’s Board of Directors amended the Company’s Bylaws effective immediately to give shareholders the right to call special meetings and to provide the process for doing so. The Bylaw amendments are as follows:

Article II, Paragraph 2 is deleted and replaced by the following text:

2. (a) Special meetings of shareholders may be called by (i) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors (as defined in Section 1 of Article III) or (ii) upon the written request of the holders of at least 25% of the outstanding voting stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting.

(b) A request for a special meeting shall be delivered personally or sent by registered mail to the Secretary of the Corporation at its principal executive offices and shall be signed and dated by each shareholder of record (or a duly authorized agent of such shareholder) requesting the special meeting (each, a “Requesting Shareholder”) and shall include (i) the name and address of each Requesting Shareholder; (ii) the class and number of shares of the Corporation beneficially owned by each; (iii) a statement of the specific purpose or purposes of the special meeting, including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these Bylaws or the Corporation’s Articles of Incorporation, the language of the proposed amendment; (iv) the information required by Section 1(c) of this Article II or Article III, Section 2, as applicable; and (v) an acknowledgement by the Requesting Shareholders and the beneficial owners, if any, on whose behalf the special meeting request is being made that a disposition of shares of the Corporation’s capital stock owned of record or beneficially as of the date on which the special meeting request in respect of such shares is delivered to the Secretary that is made at any time prior to the special meeting shall constitute a revocation of such special meeting request with respect to such disposed shares.

(c) If the Board of Directors determines that the special meeting request complies with the Corporation’s Articles of Incorporation and the provisions of these Bylaws and that the proposal to be considered or business to be conducted is a proper subject for shareholder action under applicable law, the Board of Directors shall call and send notice of a special meeting for the purpose set forth in the special meeting request. Special meetings of shareholders shall be held at such time and place as shall be stated in the notice of special meeting solely for such purpose or purposes as may be stated in the notice of said meeting; provided, however, that in the case of a special meeting requested by the shareholders, the date of any such special meeting shall not be more than 90 days after the special meeting request that satisfies the requirements of this Section 2 is received by the Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Jerald W. Richards
Its:	Chief Accounting Officer

Date: April 19, 2011